EXHBIT 99.2
Explanation of Responses:

(1)
Represents shares of the Issuer held through Valcon Acquisition Holding (Luxembourg) S.à r.l., a private limited company incorporated under the laws of Luxembourg (“Luxco”) sold by the following entities:  2,475,630 shares sold by Thomas H. Lee (Alternative) Fund VI, L.P. (“Alternative Fund VI”); 1,676,364 shares sold by Thomas H. Lee (Alternative) Parallel Fund VI, L.P. (“Alternative Parallel VI”); 292,828 shares sold by Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P. (“Alternative DT VI”); 1,716,006 shares sold by THL Equity Fund VI Investors (VNU), L.P.; 17,925 shares sold by THL Equity Fund VI Investors (VNU) II, L.P.; 26,355 shares sold by THL Equity Fund VI Investors (VNU) III, L.P.; 92,478 shares sold by THL Equity Fund VI Investors (VNU) IV, LLC; 4,541 shares sold by THL Coinvestment Partners, L.P.; 12,636 shares sold by Putnam Investments Holdings, LLC; and 12,629 shares sold by Putnam Investments Employees’ Securities Company III LLC.

The reporting person is the general partner of THL Advisors (Alternative) VI, L.P. (“Advisors VI”), which in turn is the general partner of each of Alternative Fund VI, Alternative Parallel VI, Alternative DT VI, THL Equity Fund VI Investors (VNU), L.P., THL Equity Fund VI Investors (VNU) II, L.P. and THL Equity Fund VI Investors (VNU) III, L.P. and the managing member of THL Equity Fund VI Investors (VNU) IV, LLC.  THL Coinvestment Partners, L.P., Putnam Investments Holdings, LLC and Putnam Investments Employees’ Securities Company III LLC are each contractually obligated to coinvest (and dispose of securities) alongside Alternative Fund VI on a pro rata basis.

(2)
Represents shares of the Issuer held through Valcon Acquisition Holding (Luxembourg) S.à r.l., a private limited company incorporated under the laws of Luxembourg (“Luxco”) sold by the following entities:  1,512,329 shares sold by Thomas H. Lee (Alternative) Fund V, L.P. (“Alternative Fund V”); 392,389 shares sold by Thomas H. Lee (Alternative) Parallel Fund V, L.P. (“Alternative Parallel V”); 20,838 shares sold by Thomas H. Lee (Alternative) Cayman Fund V, L.P. (“Alternative Cayman V”); 29,310 shares sold by Thomas H. Lee Investors Limited Partnership; 11,972 shares sold by Putnam Investment Holdings, LLC;10,280 shares sold by Putnam Investments Employees’ Securities Company I LLC; and 9,177 shares sold by Putnam Investments Employees’ Securities Company II LLC.

Thomas H. Lee Advisors (Alternative) V Limited LDC (“LDC”) is the general partner of THL Advisors (Alternative) V, L.P. (“Advisors V”), which in turn is the general partner of each of Alternative Fund V, Alternative Parallel V, and Alternative Cayman V.  THL Coinvestment Partners, L.P, Thomas H. Lee Investors Limited Partnership, Putnam Investments Holdings, LLC, Putnam Investments Employees’ Securities Company I LLC and Putnam Investments Employees’ Securities Company II LLC are each contractually obligated to coinvest (and dispose of securities) alongside Alternative Fund V on a pro rata basis.   Therefore, the reporting person may be deemed to beneficially own the shares of the Issuer owned directly by each of these entities.

(3)
The reporting person disclaims beneficial ownership of all such shares, and this report shall not be deemed an admission that the reporting person is the beneficial owner of the securities for the purpose of Section 16 or for any other purpose, except to the extent of its pecuniary interest therein.

(4)	This amount represents the $35.01 secondary public offering price per share of the Issuer's common stock less the underwriting discount of $0.52515 per share.